EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of July 12, 2005, by and among i2 Telecom International, Inc., a Washington corporation, with headquarters located at 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328 (the “Company”), and the investors listed on the Schedule of Buyers (the “Schedule of Buyers”) attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company has authorized a new series of convertible preferred stock of the Company, the terms of which are set forth in the certificate of designations for such series (the “Certificate of Designations”) substantially in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”). The Preferred Shares shall be convertible into shares of the Company’s common stock, no par value per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement: (i) that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers; and (ii) a warrant, substantially in the form attached hereto as Exhibit B (collectively, the “Warrants”), to acquire that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”).

C. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act to the extent necessary to issue the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares.

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act, the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a) Preferred Shares and Warrants. Subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as hereinafter defined), the number of Preferred Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and the Warrant to acquire that number of Warrant Shares set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the “Closing”).

(b) Closing. The Closing shall occur on the Closing Date at the office of Rogers & Hardin LLP, 229 Peachtree Street, NE, 2700 International Tower, Atlanta, Georgia 30303.

(c) Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Preferred Shares and related Warrants to be purchased by each such Buyer at the Closing shall be equal to One Thousand Dollars ($1,000) for each Preferred Share and related Warrants being purchased by such Buyer at the Closing.

(d) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Atlanta Time, on the date of this Agreement, subject to notification of satisfaction or waiver of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

(e) Form of Payment. On the Closing Date, each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and Warrants to be issued and sold to such Buyer on the Closing Date by wire transfer of immediately available funds in accordance with the Company’s written wire instructions. Also on the Closing Date, the Company shall deliver via facsimile or e-mail to each Buyer a copy of the certificates evidencing the Preferred Shares and Warrants which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. No later than two (2) Business Days (as defined in Section 4(d)) following the Closing Date, the Company shall cause to be delivered to each Buyer the original certificates for the Preferred Shares and Warrants which such Buyer is purchasing hereunder.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is: (i) acquiring the Preferred Shares and Warrants and (ii) upon conversion of the Preferred Shares and exercise of the Warrants will acquire the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer presently does not have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(r)) to distribute any of the Securities.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. Such Buyer has not been formed solely for the purpose of acquiring the Securities. Such Buyer is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Authorization; Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g) Residency. Such Buyer is a resident of that country or state specified below its address on the Schedule of Buyers.

(h) Organization. If such Buyer is not an individual, then such Buyer is validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authorization to execute and deliver this Agreement and to consummate the transaction contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the section of the disclosure schedules (each a “Schedule”) attached hereto which correspond to the subsection hereunder, the Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. Except as disclosed in Schedule 3(a), the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least 10% of the capital stock or holds a comparable equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, and have the requisite corporate or other power and authorization to own their properties and to carry on their business as now being conducted. Except as disclosed in Schedule 3(a), each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined in Section 3(b)) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as disclosed in Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Preferred Shares and the Warrants, respectively, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, except as may be disclosed in Schedule 3(b). This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. As of the Closing, the Transaction Documents dated after the date hereof and required to have been executed and delivered with respect to the Closing shall have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor’s rights and remedies. As of the Closing, the

Certificate of Designations in the form attached as Exhibit A shall have been filed on or prior to the Closing Date with the Secretary of State of the State of Washington and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(c) Issuance of Securities. The Preferred Shares and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, free from all taxes, liens and charges with respect to the issue thereof, and the Preferred Shares shall be entitled to the rights and preferences as set forth in the Certificate of Designations. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 100% of the maximum number of shares of Common Stock issuable upon conversion or exercise of the Preferred Shares and Warrants to be issued hereunder. Upon conversion or exercise in accordance with the Preferred Shares or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of Buyer contained in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not: (i) result in a violation of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (together with any certificate of designations of rights and preferences of any outstanding series of preferred stock of the Company, the “Articles of Incorporation”), or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree, as may be applicable to the Company or any of its Subsidiaries, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required as of the Closing Date to obtain to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with their terms have been obtained or effected on or prior to the Closing Date. The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to prevent the Company from obtaining or effecting any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no Buyer is an officer or director of the Company. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any market, exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that, subject to the terms and conditions of the Transaction Documents, its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(k), since December 31, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. Except as disclosed in Schedule 3(k), as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in Schedule 3(k), as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed in Schedule 3(k), such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and, taken together with the information set forth in the SEC Documents, not misleading.

(l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(l), since December 31, 2004, the Company has not: (i) declared or paid any dividends; (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business; or (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Except as disclosed in Schedule 3(n), neither the Company nor its Subsidiaries is in violation of any term of or in default under its articles of incorporation, any certificate of designations of rights and preferences of any outstanding series of preferred stock of the Company or bylaws or their organizational charter or bylaws, respectively (except, with respect to the Subsidiaries, for violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). Except as disclosed in Schedule 3(n), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3(n), the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Transactions With Affiliates. Except as disclosed in the SEC Documents or in Schedule 3(p), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock, of which as of the date hereof 37,748,977 are issued and outstanding (none of which are treasury shares), 10,000,000 shares are reserved for issuance pursuant to the Company’s stock incentive plan and 22,757,921 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock; and (ii) 5,000,000 shares of preferred stock, (I) 100,000 shares of such preferred stock are designated as Preferred Stock Series A-1 with a stated value of $100.00 per share, of which as of the date hereof no shares are issued and outstanding, (II) 100,000 shares of such preferred stock are designated as Preferred Stock Series A-2 with a stated value of $100.00 per share, of which as of the date hereof no shares are issued and outstanding, (III) 600,000 shares of such preferred stock are designated as Preferred Stock Series B with no stated value, of which as of the date hereof no shares are issued and outstanding, (IV) 100,000 shares of such preferred stock are designated as Preferred Stock Series C with no stated value, of which as of the date hereof no shares are issued and outstanding, (V) 10,000 shares of such preferred stock are designated as Preferred Stock Series D with a stated value of $1,000.00 per share (the “Preferred Stock Series D”), of which as of the date hereof 4,175 shares are issued and outstanding; and (VI) 10,000 shares of such preferred stock are designated as Series E Preferred Stock with a stated value of $1,000 per share, of which as of the date hereof no shares are issued and outstanding (except such Preferred Shares that are to be issued at the Closing). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3(q): (A) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(r)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (D) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (E) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (F) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (G) there are no securities or instruments containing anti-dilution, pre-emptive or similar provisions that will be triggered by the issuance of the Securities; (H) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (I) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not reasonably be expected to have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Articles of Incorporation, Bylaws and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

(r) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(r), neither the Company nor any of its Subsidiaries: (i) has any outstanding Indebtedness; (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect; (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (I) “Indebtedness” of any Person means, without duplication: (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance (each, a “Lien”) upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (II) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (III) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation, whether criminal, civil or otherwise, before any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, except: (i) as disclosed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, if, as may be amended, or in the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, as may be amended, or (ii) such as are not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as disclosed in Schedule 3(t), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

(u) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, encumbrances and defects except: (i) immaterial Liens for taxes not yet delinquent; (ii) immaterial mechanics’ and materialmen’s Liens (and other similar Liens), and immaterial liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business and that are not yet due; (iii) that are routine governmental approvals; or (iv) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as disclosed in Schedule 3(w), none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement, except for those which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed in Schedule 3(w), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company does not have any knowledge of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(x) Environmental Laws. The Company and its Subsidiaries: (i) are in compliance with any and all Environmental Laws (as hereinafter defined); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its material Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status. Except as disclosed in Schedule 3(z), the Company and each of its Subsidiaries: (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject; (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed in Schedule 3(z), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(bb) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance could not have a Material Adverse Effect.

(cc) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary to take on or prior to the Closing in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Buyers shall have sold all the Conversion Shares and Warrant Shares and none of the Preferred Shares or Warrants is outstanding (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period: (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act; and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to remain closed.

(e) Fees. Except as otherwise set forth in this Agreement or in the Registration Rights Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(f) Disclosure of Transactions and Other Material Information. On or before the fourth Business Day following the Closing, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (the “8-K Filing”). From and after the filing of the 8-K Filing, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K. No Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby.

(g) Restriction on Redemption and Cash Dividends. So long as any Preferred Shares are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of at least a majority of the Preferred Shares.

(h) Additional Securities. For so long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby.

(i) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the sum of: (i) the number of shares of Common Stock issuable upon conversion of the Preferred Shares issued at the Closing and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing.

(j) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(k) No Short Sales. So long as any Buyer owns any Preferred Shares, such Buyer shall not engage in short sales of the Common Stock.

(l) Right of Participation.

(i) Subject to the terms and conditions specified in this Section 4(l), the Company hereby grants to the Buyers a right to purchase in each Subsequent Placement (as hereinafter defined) the Offered Securities (as hereinafter defined), with each Buyer having the right to purchase its Pro Rata Share (as herein after defined) of such securities. Such right shall expire and terminate upon the earlier of: (A) the date which is 180 days after the Closing Date; (B) the date on which the next Subsequent Placement is completed, if such placement provides aggregate gross proceeds to the Company of at least Ten Million Dollars ($10,000,000); and (C) the date on which the aggregate purchase price of all Offered Securities offered to the Buyers pursuant to this Section 4(l) exceeds Four Million Dollars ($4,000,000). The Company shall make offerings of the Offered Securities to the Buyers in accordance with the provisions of this Section 4(l).

(ii) As used herein: (A) “Offered Securities” means (I) with respect to a Subsequent Placement with aggregate gross proceeds to the Company of less than Ten Million Dollars ($10,000,000), the Company’s securities offered in such placement with a value (as determined based on the purchase price of such securities in such placement) of $10,000,000, and (II) with respect to a Subsequent Placement with aggregate gross proceeds to the Company of at least Ten Million Dollars ($10,000,000), the Company’s securities offered in such placement with a value (as determined based on the purchase price of such securities in such placement) equal to forty percent (40%) of such net proceeds; (B) ”Subsequent Placement” means the issuance or sale by the Company of any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock; and (C) ”Pro Rata Share” means, with respect to any Buyer, the ratio determined by dividing (I) the Purchase Price paid by such Buyer hereunder by (II) the aggregate Purchase Price paid by all the Buyers hereunder.

(iii) In connection with each Subsequent Placement, the Company shall deliver a written notice (an “Offering Notice”) to each Buyer stating: (A) the Company’s bona fide intention to offer the Offered Securities, (B) the number of such Offered Securities to be offered to such Buyer, and (C) the price and a summary of the terms upon which the Company proposes to offer such Offered Securities.

(iv) By written notification received by the Company within fifteen (15) calendar days after delivery of the Offering Notice by the Company (such period being the “Offer Period”), each Buyer may elect to purchase, at the price and on the terms specified in the Offering Notice, all or any portion of such Buyer’s Pro Rata Share of the Offered Securities (the “Acceptance Notice”).

(v) If any of the Offered Securities that a Buyer is entitled to purchase pursuant to this Section 4(l) is not elected to be purchased by such Buyer as provided in this Section 4(l) (the “Refused Securities”), then the Company may, during the sixty (60)-day period following the expiration of the Offer Period, offer the Refused Securities to any Person or

Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offering Notice. If the Company does not enter into an agreement for the sale of the Offered Securities within such sixty (60)-day period, or if such agreement is not consummated within thirty (30) days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Refused Securities shall not be offered or sold unless first reoffered to Buyers in accordance herewith.

(vi) Upon each closing of the purchase and sale of Offered Securities, the Buyers shall purchase from the Company, and the Company shall sell to the Buyers, the number of Offered Securities specified in the Acceptance Notices upon the terms and conditions specified in the Offering Notice. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyers of a purchase agreement relating to such Offered Securities on the same terms and conditions applicable to other Persons purchasing the Offered Securities.

(vii) The right of participation in this Section 4(l) shall not be applicable to: (A) securities issued or issuable in or after a firm commitment underwritten public offering in connection with which all outstanding Preferred Shares will be converted to Common Stock; (B) securities issued or issuable in connection with any employee benefit plan which has been approved by the Company’s Board of Directors, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company, including, but not limited to, the Company’s 2004 Stock Incentive Plan; (C) securities issued or issuable upon exercise, conversion or exchange of Options (as defined in the Certificate of Designations) or Convertible Securities (as defined in the Certificate of Designations) which are outstanding on the date immediately preceding the date hereof; (D) shares of Common Stock issued or issuable upon conversion of the Preferred Shares; (E) Warrant Shares issued or issuable upon exercise of the Warrants; (F) shares of Common Stock (including the shares of Common stock issuable in lieu of the Company’s preferred stock series A-1 and preferred stock series A-2) which the Company may become obligated to issue in connection with that certain Agreement and Plan of Merger, dated as of January 30, 2004, among the Company, i2 Telecom International, Inc., a Delaware corporation (“i2 Delaware”), DDN Acquisition Corp. and certain shareholders of the Company and i2 Delaware signatory thereto; (G) securities issued or issuable in connection with any strategic transactions, acquisitions or other business combinations of or by the Company that are approved by the Company’s Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; and (H) Preferred Shares issued pursuant to this Agreement.

5. REGISTER; LEGENDS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Preferred Shares or Warrants) a register for the Preferred Shares and the Warrants, in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the face amount of Preferred Shares held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Legends.

(i) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, Rule 144 of the 1933 Act (“Rule 144”) or to the Company or an affiliate of the Buyer, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer other than pursuant to an effective registration statement or Rule 144, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Buyer under this Agreement and the Registration Rights Agreement.

(ii) Each Buyer agrees to the imprinting, so long as is required by this Section 5(b), of the following legend on any certificate evidencing Securities:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(iii) Certificates evidencing the Securities shall not contain any legend (including the restrictive legend set forth in Section 5(b)(ii) hereof): (i) following any sale of such Security pursuant to Rule 144, (ii) if such Security is eligible for sale under Rule 144(k), or (iii) if such restrictive legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If all or any portion of a Preferred Share or Warrant is converted or exercised (as applicable) at a time when such Securities may be sold under Rule 144(k) or if such restrictive legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations thereof), then the Conversion Shares and Warrant Shares issuable upon conversion of such Preferred Share or upon exercise of such Warrant shall be issued free of all restrictive legends. The Company agrees that at such time as such legend is no longer required under this Section 5(b)(iii), it will, no later than five (5) Business Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing Securities subject to such registration (or the applicable overlying Security), as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section, except as may otherwise be consistent with the terms of the Registration Rights Agreement.

(iv) Notwithstanding anything to the contrary contained herein, each Buyer, severally and not jointly with the other Buyers, covenants with the Company that such Buyer’s trading and distribution activities with respect to the Securities will be in compliance with Regulation M promulgated under the 1933 Act. Additionally, each Buyer understands and acknowledges, severally and not jointly with the other Buyers, that the SEC currently takes the position that coverage of short sales of Securities “against the box” prior to the effective date of a registration statement with such Securities included for registration thereon is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Buyer, severally and not jointly with the other Buyers, hereby agrees not to use any of the Securities to cover any short sales made prior to such effective date. Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5(b) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) On or prior to the Closing Date, such Buyer and each other Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) On or prior to the Closing Date, such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares and the Warrants being purchased by such Buyer and each other Buyer on the Closing Date in accordance with Section 1(c).

(c) On the Closing Date, the representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(d) On or prior to the Closing Date, the Company shall have obtained from the holders of two-thirds (2/3) of the shares of the Series D Preferred Stock outstanding as of the Closing Date a consent, in form and substance reasonably acceptable to the Company, whereby each such holder agrees to the transactions contemplated by this Agreement and the other Transaction Documents, including, but not limited to, the issuance of the Preferred Shares.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Preferred Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) On or prior to the Closing Date, the Company shall have executed and delivered to such Buyer each of the Transaction Documents.

(b) On or prior to the Closing Date, the Company shall have executed and delivered to such Buyer copies of the certificates for the Preferred Shares (in such denominations as such Buyer shall request) and the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(c) On or prior to the Closing Date, the Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Washington issued by the Secretary of State of Washington as of a date within fifteen (15) Business Days of the Closing Date.

(d) On or prior to the Closing Date, the Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Washington within fifteen (15) Business Days of the Closing Date.

(e) On or prior to the Closing Date, the Company shall have delivered to such Buyer a certificate executed by the Secretary of the Company and dated as of the Closing Date, in a form reasonably acceptable to such Buyer, setting forth: (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors and (ii) the Articles of Incorporation and the Bylaws, each as in effect at the Closing.

(f) On the Closing Date, the representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing.

(g) On or prior to the Closing Date, the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(h) On or prior to the Closing Date, the Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer may reasonably request.

(i) On or prior to the Closing Date, the Company shall have obtained from the holders of two-thirds (2/3) of the shares of the Preferred Stock Series D outstanding as of the Closing Date, a consent, in form and substance reasonably acceptable to the Company, whereby each such holder agrees to the transactions contemplated by this Agreement and the other Transaction Documents, including, but not limited to, the issuance of the Preferred Shares.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Georgia. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Atlanta, Georgia, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the Preferred Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

i2 Telecom International, Inc.
1200 Abernathy Road, Suite 1800
Atlanta, Georgia 30328
Telephone:	(770) 512-7174
Facsimile:	(770) 512-7199
Attention:	Paul R. Arena

with a copy to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, NE
Atlanta, Georgia 30303
Telephone:	(404) 522-4700
Facsimile:	(404) 525-2224
Attention:	Robert C. Hussle

If to a Buyer, to its address or facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (I) given by the recipient of such notice, consent, waiver or other communication, (II) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (III) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (I), (II) or (III) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a change of control of the Company. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents; (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents; or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (I) the execution, delivery, performance or enforcement of the Transaction Documents, (II) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (III) any disclosure made by such Buyer pursuant to Section 4(h), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company (other than in connection with any action such Buyer may have taken). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

i2 TELECOM INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Purchase Price paid at Closing:

Number of Preferred Shares:

Number of Warrant Shares:

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1) Buyer Name	(2) Address, Facsimile Number and E-mail Address	(3) Aggregate Number of Preferred Shares	(4) Aggregate Number of Warrant Shares	(5) Legal Representative’s Address, Facsimile Number and E-mail Address
Westhampton Energy Investors I, LLC	3400 Peachtree Road, N.E. Suite 1720 Atlanta, GA 30326 Attention: Matthew Goodwin Facsimile No.: 404-442-5683 E-mail: Goodwin@westhamptonpartners.com	800	1,000,000

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement

SCHEDULES

Schedule 3(a)	Organization and Qualification
Schedule 3(d)	No Conflicts
Schedule 3(e)	Consents
Schedule 3(k)	SEC Documents; Financial Statements
Schedule 3(l)	Absence of Certain Changes
Schedule 3(m)	Undisclosed Events, Liabilities, Developments or Circumstances
Schedule 3(n)	Conduct of Business; Regulatory Permits
Schedule 3(p)	Transactions with Affiliates
Schedule 3(q)	Equity Capitalization
Schedule 3(r)	Indebtedness and Other Contracts
Schedule 3(t)	Insurance
Schedule 3(z)	Tax Status